                                                                    Exhibit 99.3

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements as of March 31, 2001 and for the twelve months ended September 30, 2000 and the six months ended March 31, 2001 give effect to the pending acquisition of Meenan Oil Co., L.P. (Meenan) by Star Gas Partners, L.P. (the Partnership or Star Gas). This acquisition will be accounted for as a purchase. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the historical financial statements of the Partnership and the financial statements of Meenan Oil Co., L.P. and the notes thereto appearing elsewhere herein.

The unaudited pro forma condensed consolidated balance sheet was prepared as if the transaction had occurred on March 31, 2001. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2000 was prepared as if the transaction had occurred on October 1, 1999. The unaudited pro forma condensed consolidated statement of operations for the six months ended March 31, 2001 was prepared as if the transaction had occurred on October 1, 2000.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions described below, and therefore, the actual adjustments may differ from the unaudited pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for representing the significant effects of the transaction as contemplated and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet and statements of operations are not necessarily indicative of the financial position or results of operations of Star Gas if the transaction had actually occurred on the dates indicated above. Likewise, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of future financial combined position or future results of combined operations of Star Gas.





                                                                       Star Gas                 The
                                                                    Partners, L.P.            Offerings             Meenan (c)
                                                                    --------------            ---------             ----------
                      ASSETS
  Current assets:
          Cash and cash equivalents                                       $   16,908              $ 60,000  (a)         $    4,442
                                                                                                    62,181  (b)
          Accounts receivable                                                199,842                                        39,883
          Inventories                                                         26,001                                        12,674
          Prepaid and other current assets                                    18,337                                         3,479
                                                                   ------------------       ---------------     -------------------
             Total current assets                                            261,088               122,181                  60,478
                                                                   ------------------       ---------------     -------------------

  Long-term portion of  accounts receivable                                    7,266
  Property plant and equipment, net                                          202,162                                        13,531
  Intangible and other assets, net                                           333,923                 1,000  (a)             23,544
                                                                   ------------------       ---------------     -------------------
               Total assets                                               $  804,439            $  123,181              $   97,553
                                                                   ==================       ===============     ===================

                     LIABILITIES AND PARTNERS' CAPITAL
  Current liabilities:
          Accounts payable                                                $   37,070         $                          $    5,859
          Working capital borrowings                                          58,953                                             -
          Current maturities of long-term debt                                34,644                                        20,144
          Accrued expenses                                                    50,920                                        13,559
          Unearned service contract revenue                                   16,254                                         6,324
          Customer credit balances                                             9,189                                         3,590
                                                                   ------------------       ---------------     -------------------
             Total current liabilities                                       207,030                   -                    49,476
                                                                   ------------------       ---------------     -------------------

   Long-term debt                                                            335,198                61,000  (a)             32,587

  Other long-term liabilities                                                  4,416                                         6,301

  Partners' capital:
          Accumulated other comprehensive income                                 159
          Common unitholders                                                 241,606                62,181  (b)              9,189
          General partner                                                       (524)
          Subordinated unitholders                                            16,554
                                                                   ------------------       ---------------     -------------------
            Total Partners' Capital                                          257,795                62,181                   9,189
                                                                   ------------------       ---------------     -------------------
   Total Liabilities and Partners' Capital                                $  804,439            $  123,181              $   97,553
                                                                   ==================       ===============     ===================




                                                                                Pro Forma                  Adjusted
                                                                               Adjustments                Pro Forma
                                                                               -----------                ---------
                                   ASSETS
  Current assets:
          Cash and cash equivalents                                            $   (152,646) (d)           $     885
                                                                                     10,000  (e)
          Accounts receivable                                                                                239,725
          Inventories                                                                                         38,675
          Prepaid and other current assets                                                                    21,816
                                                                        --------------------       ------------------
             Total current assets                                                  (142,646)                 301,101
                                                                        --------------------       ------------------

  Long-term portion of  accounts receivable                                                                    7,266
  Property plant and equipment, net                                                   6,469  (d)             222,162
  Intangible and other assets, net                                                   77,956  (d)             436,423
                                                                        --------------------       ------------------
               Total assets                                                     $   (58,221)              $  966,952
                                                                        ====================       ==================

                     LIABILITIES AND PARTNERS' CAPITAL
  Current liabilities:
          Accounts payable                                               $                                $   42,929
          Working capital borrowings                                                 10,000  (e)              68,953
          Current maturities of long-term debt                                      (20,144) (d)              34,644
          Accrued expenses                                                                                    64,479
          Unearned service contract revenue                                                                   22,578
          Customer credit balances                                                                            12,779
                                                                        --------------------       ------------------
             Total current liabilities                                              (10,144)                 246,362
                                                                        --------------------       ------------------

   Long-term debt                                                                   (32,587) (d)             396,198

  Other long-term liabilities                                                        (6,301) (d)               4,416

  Partners' capital:
          Accumulated other comprehensive income                                                                 159
          Common unitholders                                                         (9,189) (d)             303,787
          General partner                                                                                       (524)
          Subordinated unitholders                                                                            16,554
                                                                        --------------------       ------------------
            Total Partners' Capital                                                  (9,189)                 319,976
                                                                        --------------------       ------------------
   Total Liabilities and Partners' Capital                                      $   (58,221)              $  966,952
                                                                        ====================       ==================


                   STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                    Twelve Months Ended September 30, 2000
                    (in thousands, except per unit amounts)

                                                                                                                    Star Gas
                                                                                                                   Partners, L.P.
                                                          Star Gas                             Pro Forma             Pro Forma
                                                       Partners, L.P.        Meenan (f)       Adjustments             Combined
                                                       --------------        ----------       -----------             --------
Sales                                                    $ 744,664            $ 211,384       $                      $ 956,048

Costs and expenses:
   Cost of sales                                           501,589              157,216                               658,805
   Operating expenses                                      176,867               38,083          (900)(g)             214,050
   Depreciation and amortization                            34,708                3,442         3,311 (h)              41,461
   TG &E customer acquisition expense                        2,082                   -                                  2,082
   Unit compensation expense                                   649                   -                                    649
   Net gain on sale of assets                                  143                   -                                    143
                                                ------------------   ------------------    ------------------    ------------------
      Operating Income                                      28,912               12,643        (2,411)                 39,144
Interest expense, net                                       26,784                3,620         2,697 (i)              33,101
Amortization of debt issuance costs                            534                   -            143 (j)                 677
                                                ------------------   ------------------    ------------------    ------------------
      Income before income taxes                             1,594                9,023        (5,251)                  5,366
Minority Interest in net loss of TG &E                         251                   -                                    251
Income tax expense                                             492                   -                                    492
                                                ------------------   ------------------    ------------------    ------------------
      Net Income                                           $ 1,353              $ 9,023      $ (5,251)                $ 5,125
                                                ==================   ==================    ==================    ==================

   Star Gas General Partner's interest in net income          $ 24                $ 137         $ (80)                   $ 81
                                                ------------------   ------------------    ------------------    ------------------

Limited Partners' interest in net income                   $ 1,329              $ 8,886      $ (5,171)                $ 5,044
                                                ==================   ==================    ==================    ==================

Net Income per Limited Partner unit:
   Basic                                                    $ 0.07                                                     $ 0.24
                                                ==================                                               ==================
   Diluted                                                  $ 0.07                                                     $ 0.24
                                                ==================                                               ==================

Weighted average number of Limited Partner units outstanding:
  Basic                                                     18,288                              3,100 (b)              21,388
                                                ==================                         ==================    ==================
  Diluted                                                   18,288                              3,100 (b)              21,388
                                                ==================                         ==================    ==================

                                    Page 3

                   STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        Six Months Ended March 31, 2001
                    (in thousands, except per unit amounts)

                                                                       Star Gas
                                                                    Partners, L.P.          Meenan (f)
                                                                    --------------          ----------
Sales                                                                  $ 793,951             $ 189,125

Costs and expenses:
   Cost of sales                                                         549,272               139,568
   Operating expenses                                                    122,735                25,425
   Depreciation and amortization                                          20,019                 1,776
   TG &E customer acquisition expense                                      1,371                    -
   Unit compensation expense                                               1,219                    -
   Net gain on sale of assets                                                 42                    -
                                                               ------------------    ------------------
      Operating Income                                                    99,377                22,356
Interest expense, net                                                     17,120                 2,483
Amortization of debt issuance costs                                          296                    -
                                                               ------------------    ------------------
      Income before income taxes and cumulative
       change in accounting principle                                     81,961                19,873
Income tax expense                                                         1,639                    -
                                                               ------------------    ------------------
      Income before cumulative change in
       accounting principle                                               80,322                19,873
Cumulative effect of change in accounting principle
 for adoption of SFAS No. 133, net of income taxes                         1,466                    58
                                                               ------------------    ------------------
      Net income                                                        $ 81,788              $ 19,931
                                                               ==================    ==================

   Star Gas General Partner's interest in net income                     $ 1,247                 $ 304
                                                               ------------------    ------------------

Limited Partners' interest in net income                                $ 80,541              $ 19,627
                                                               ==================    ==================

Net Income per Limited Partner unit:
   Basic                                                                  $ 3.83
                                                               ==================
   Diluted                                                                $ 3.81
                                                               ==================

Weighted average number of Limited Partner units outstanding:
   Basic                                                                  21,022
                                                               ==================
   Diluted                                                                21,135
                                                               ==================


                                                                                               Star Gas
                                                                                             Partners, L.P.
                                                                          Pro Forma            Pro Forma
                                                                          Adjustments           Combined
                                                                          -----------           --------
Sales                                                                $                           $ 983,076

Costs and expenses:
   Cost of sales                                                                                   688,840
   Operating expenses                                                           (450)(g)           147,710
   Depreciation and amortization                                               1,600 (h)            23,395
   TG &E customer acquisition expense                                                                1,371
   Unit compensation expense                                                                         1,219
   Net gain on sale of assets                                                                           42
                                                                    -----------------     -----------------
      Operating Income                                                        (1,150)              120,583
Interest expense, net                                                          1,348 (i)            20,951
Amortization of debt issuance costs                                               72 (j)               368
                                                                    -----------------     -----------------
      Income before income taxes and cumulative
       change in accounting principle                                         (2,570)               99,264
Income tax expense                                                                                   1,639
                                                                    -----------------     -----------------
      Income before cumulative change in
       accounting principle                                                   (2,570)               97,625
Cumulative effect of change in accounting principle
 for adoption of SFAS No. 133, net of income taxes                                                   1,524
                                                                    -----------------     -----------------
      Net income                                                            $ (2,570)             $ 99,149
                                                                    =================     =================

   Star Gas General Partner's interest in net income                           $ (39)              $ 1,512
                                                                    -----------------     -----------------

Limited Partners' interest in net income                                    $ (2,531)             $ 97,637
                                                                    =================     =================

Net Income per Limited Partner unit:
   Basic                                                                                            $ 4.05
                                                                                          =================
   Diluted                                                                                          $ 4.03
                                                                                          =================

Weighted average number of Limited Partner units outstanding:
   Basic                                                                       3,100 (b)            24,122
                                                                    =================     =================
   Diluted                                                                     3,100 (b)            24,235
                                                                    =================     =================

                   Star Gas Partners, L.P. and Subsidiaries
        Notes to Pro Forma Condensed Consolidated Financial Statements

The following pro forma adjustments give effect to

    (1) the proposed financing of the acquisition of Meenan through the combination of an issuance of 3.1 million common units and $60.0 million of net proceeds from a private note placement, both to be completed by the anticipated date for the closing of the Meenan acquisition (The Offerings), and

    (2)   the acquisition of Meenan,

as if each transaction had taken place on March 31, 2001, in the case of the pro forma condensed consolidated balance sheet, or as of October 1, 1999, in the case of the pro forma condensed consolidated statement of operations for the twelve months ended September 30, 2000, or as of October 1, 2000, in the case of the pro forma statement of operations for the six months ended March 31, 2001. The pro forma adjustments are based upon currently available information, certain estimates and assumptions described below and a preliminary determination and allocation of the total purchase price for Meenan and therefore, the actual results may differ from the pro forma results. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects to those assumptions and are properly applied in the pro forma financial statements.

        (a) Reflects the application of proceeds of $60.0 million from a $103.0 million private note placement by Star Gas. This pro forma does not reflect the application of $42.0 million of the proceeds which will be used to refinance existing Star Gas debt. Discounts and commissions (estimated to be $0.7 million) and offering expenses (estimated to be $0.3 million) will also be incurred as part of this financing. These costs are being amortized over the term of the related debt which will be approximately 7 years.

        (b) Reflects the estimated proceeds to Star Gas of $62.2 million from the issuance of 3.1 million common units at an assumed price of $21.25 per common unit, net of discounts and commissions (estimated to be $3.3 million) and expenses (estimated to be $0.4 million).

        (c) Reflects Meenan's March 31, 2001 balance sheet.

        (d) Reflects the use of a portion of the net proceeds from the equity offering and the private note placement to acquire Meenan for $120.0 million (which includes repayment of $52.7 million of Meenan debt) and an additional $31.1 million for the purchase of Meenan's working capital. In addition, $1.5 million of the proceeds will be used to pay expenses relating to the acquisition.

The table below summarizes the preliminary allocation by Star Gas of the excess of purchase price over book value related to the acquisition of Meenan. The allocation of the purchase price is based on the results of the Partnership's preliminary valuation of property, plant and equipment, customer lists and the March 31, 2001 recorded values for tangible assets and liabilities. The closing of the transaction is expected to occur by the middle of August 2001. This purchase price allocation will be updated for changes in current assets and liabilities based on Meenan's operating results from April 1, 2001 to the anticipated closing date. From April 1, 2001 to the closing date, it is expected that Meenan will generate a net loss and negative cash flows and that working capital will decrease. As a result, the purchase price will decrease. Subject to Meenan's operating results, which could be impacted by weather, among other factors, it is estimated that the decrease to working capital for Meenan from April 1, 2001 to the closing date will range between $24.0 million to $31.0 million. Working capital would therefore range between approximately $7.0 million to none at the anticipated closing date.


The preliminary allocation is as follows (in thousands):
Consideration given for the purchase of Meenan's assets.................................................      $151,145
Transaction expenses (1)................................................................................         1,500
                                                                                                              --------
                  Total consideration...................................................................       152,645

Fair market value of Meenan assets and liabilities as of March 31, 2001:
         Current assets.................................................................................        60,478
         Property, plant and equipment (2)..............................................................        20,000
         Current liabilities excluding current maturities of long-term debt.............................       (29,333)
                                                                                                              --------
                  Subtotal..............................................................................        51,145
                                                                                                              --------
Total value assigned to intangibles and other assets....................................................      $101,500
                                                                                                              ========
Consisting of:
         Customer lists.................................................................................      $ 52,892
         Goodwill.......................................................................................        47,108
         Deferred Charges...............................................................................         1,500
                                                                                                              --------
                  Total intangibles and other assets....................................................      $101,500
                                                                                                              ========

  (1) Transaction expenses include legal, accounting and environmental review costs.
  (2) Includes estimated fair market value adjustment of $6.5 million.

This pro forma adjustment also eliminates the partner's capital of Meenan and other liabilities of $6.3 million for a pension plan liability which will not be assumed in the transaction.

        (e) Borrowings under existing bank facilities were increased by $10.0 million at March 31, 2001 to temporarily fund the working capital purchased. The Company does not expect to borrow under its working capital facility at the actual closing date since the amount of working capital to be purchased will be significantly less as explained in footnote (d) above.

        (f) Represents the results of operations of Meenan for the twelve months ended June 30, 2000 included in the pro forma statement of operations for the twelve months ended September 30, 2000. The pro forma for the six month period ended March 31, 2001, represents the results of operations of Meenan for the six months ended March 31, 2001.

        (g) Reflects the elimination of the salary and related expenses for two of the executives and principal owners of Meenan that will not be employed by the Partnership as follows:

                                                     Twelve Months Ending               Six Months Ending
                                                      September 30, 2000                 March 31, 2001
                                                    -----------------------            --------------------
         Salaries and Related Costs                           $900                             $450
                                                              ====                             ====

        (h) Reflects the net adjustment for the twelve months ended September 30, 2000 to depreciation and amortization expense of $3.3 million attributable to the acquisition of Meenan. For the six months ended March 31, 2001, depreciation and amortization expense was increased by $1.6 million. These adjustments reflect the provision of SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets, which require that any goodwill acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-statement 142 accounting literature until the adoption of Statement 142.

        (i) Reflects the net increase in interest expense of $2.7 million for the twelve months ended September 30, 2000. This amount reflects $5.0 million of additional annual interest expense on the $61.0 million in principal amount of the private placement notes at an interest rate of 8.25%. This amount also reflects an annual reduction in interest expense of $2.3 million on $25.0 million of debt with a weighted average interest rate of 9.34% that was incurred by the Seller and not required for the financing of Meenan.

For the six months ended March 31, 2001, the net increase to interest expense is $1.3 million. This amount reflects $2.5 million of additional interest expense for the six months on the $61.0 million in principal amount of the private placement notes at an interest rate of 8.25%. This amount also reflects a reduction in interest expense for the six months of $1.2 million on $25.0 million of debt with a weighted average interest rate of 9.34% that was incurred by the Seller and not required for the financing of Meenan.

The following table summarizes the effect on interest expense of the acquisition and offerings for the twelve months ended September 30, 2000:

                                                                                        Interest     Interest
                                                                           Amount         Rate       Expense
                                                                           ------         ----       -------
Debt Repaid
         Meenan Notes...................................................   $25,000       9.34%       $(2,335)

New Debt Issued
         Senior Secured Notes...........................................   $61,000       8.25%         5,032
                                                                                                     -------
              Net Increase to Interest Expense .........................                             $ 2,697
                                                                                                     =======

The following table summarizes the effect on interest expense of the acquisition and offerings for the six months ended March 31, 2001:

                                                                                        Interest     Interest
                                                                           Amount         Rate       Expense
                                                                           ------         ----       -------
Debt Repaid
         Meenan Notes....................................................  $25,000       9.34%       $(1,168)

New Debt Issued
         9.0% Senior Secured Notes.......................................  $61,000       8.25%         2,516
                                                                                                     -------
              Net Increase to Interest Expense ..........................                            $ 1,348
                                                                                                     =======


         (j) Reflects the net adjustment for the twelve months ended September 30, 2000 to reflect amortization of debt issuance costs of $0.1 million attributable to the debt offering. For the six months ended March 31, 2001, amortization of debt issuance cost is increased by $0.1 million.